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EXHIBIT 3.2

                                                     Restated as of  May 9, 1997


                               EXECUTIVE RISK INC.
                                RESTATED BY-LAWS


                           ARTICLE I. - STOCKHOLDERS

I-1      Annual Meeting.

                  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the date of the last annual meeting of stockholders.

I-2.     Special Meetings.

                  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

I-3.     Notice of Meetings.

                  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation or as required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law).

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

I-4.     Quorum.

                  At any meeting of the stockholders, the holders of a majority of all of the shares of each class of stock then issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes as to such class of stock, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation.
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                  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of any class of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

                  If a notice of any adjourned special meeting of stockholders (at which a quorum was present) is sent to all stockholders entitled to vote thereat, stating that it will be held with those present as to each class of stock constituting a quorum as to such class, then except as otherwise required by law, those present at such adjourned meeting as to each class of stock shall constitute a quorum as to such class, and all matters shall be determined by holders of a majority of the votes cast by the holders of each such class of stock at such meeting.

I-5.       Organization.

                  The Chairman of the Board or, in the Chairman's absence, the President of the Corporation or, in the Chairman's and President's absence, such other person as the Board of Directors may have designated or, if the Board has not so designated any person, such person as may be chosen by the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and shall chair the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

I-6.       Conduct of Business.

                  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

I-7.       Proxies and Voting.

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise required by law.

                  All voting in person, including on the election of directors, shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                  All elections of directors shall be determined by a plurality of the votes of each class of stock cast, and except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes cast.

I-8.       Stock List.
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                  A complete list of stockholders entitled to vote at any
meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                        ARTICLE II. - BOARD OF DIRECTORS

II-1. Powers.

                  Unless otherwise provided herein or required by law, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.



II-2. Number and Term of Office.

                  The number of directors who shall constitute the whole board shall be no less than seven and no greater than eleven, as fixed from time to time by resolution of the Board of Directors, any such resolution of the Board of Directors being subject to any later resolution. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, with the members of each class to hold office until their respective successors are elected and qualified or until their earlier resignation or removal. At each annual meeting of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

II-3. Vacancies.

                  If the office of any director becomes vacant, by reason of death, resignation, disqualification, removal or other cause, or if a new directorship is created through an increase in the number of directors who shall constitute the whole Board of Directors, a majority (whether or not a quorum) of the directors remaining in office may elect a new director for the unexpired term and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

II-4. Regular Meetings.
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                  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.



II-5.    Special Meetings.

         Special meetings of the Board of Directors may be called by one-third or more of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom notice is not waived by mailing written notice not less than five days before the meeting or by telecopying or e-mailing the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

II-6. Quorum.

                  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

II-7. Participation in Meetings By Conference Telephone.

                  Members of the Board of Directors may not participate in a meeting of such Board by means of conference telephone or similar communications equipment, except in cases in which the Chairman of the Board or the President
(i) specifically calls a meeting to be held by telephone conference or (ii) permits one or more members of the Board of Directors to attend by telephone in circumstances determined by the Chairman of the Board or the President to be appropriate, and provided further that attendance by telephone at committee meetings shall not be prohibited. Where permitted, participation in a meeting by telephone or similar equipment shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

II-8. Conduct of Business.

                  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the Certificate of Incorporation or as otherwise required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors. The Chairman of the Board shall preside at meetings of the Board at which he or she shall be present.

II-9. Compensation of Directors.
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                  Directors, as such, may receive, pursuant to resolution of the
Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.





II-10 Secretary to the Board

                  In the absence of the Corporation's Secretary, the Chairman of the Board or other officer chairing a Board of Directors meeting hereunder shall designate a person to keep the minutes of a meeting of the Board.

                         ARTICLE III. -BOARD COMMITTEES

III-1.  Executive Committee.

                   There shall be an Executive Committee of the Board of Directors, which Committee shall have and may exercise (except as provided by law or as may have been specifically reserved by or for the Board) all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between regular meetings of the Board and while the Board is not in session. The Executive Committee shall keep regular minutes and report the same to the Board. The Executive Committee shall include among its members the Chairman of the Board and the President.

III-2.  Committee on Directors and Compensation.

                  There shall be a Committee on Directors and Compensation of the Board of Directors, which Committee shall be responsible for (a) recommending candidates to the Board of Directors as nominees for election at the annual meeting of stockholders of the Corporation or to fill vacancies or new directorships on the Board of Directors as may be created during the year,
(b) setting the compensation of the officers of the Corporation and (c) overseeing and administering such stock and stock option, incentive compensation, medical, retirement, insurance and other benefit plans as the Corporation may maintain from time to time. The Committee on Directors and Compensation shall keep regular minutes and report the same to the Board. The Committee on Directors and Compensation shall consist of no less than three members of the Board of Directors appointed by the Board, none of whom shall be an officer or employee of the Corporation or any subsidiary of the Corporation.

III-3.  Audit Committee.

                  There shall be an Audit Committee of the Board of Directors which Committee shall be responsible for reporting to the Board of Directors from time to time concerning such Committee's review of the Corporation's financial condition. The Audit Committee shall consist of no less than three members of the Board of Directors appointed by the Board, none of whom shall be an officer or employee of the Corporation or any subsidiary of the Corporation. At any meeting of the Audit Committee, two of the members of the Audit Committee shall constitute a
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quorum for all purposes. The Audit Committee shall have access to the accounts, books and records of the Corporation.

III-4.  Finance Committee.

                  There shall be a Finance Committee of the Board of Directors, which Committee shall have the power, within the parameters of the investment guidelines established by the Board of Directors to purchase, sell, transfer, vote proxies and convert stocks, bonds, notes and other securities, and otherwise to invest and reinvest the funds of the Corporation, or to cause such actions to be taken, and such Committee shall report to the Board of Directors from time to time concerning the Corporation's investments.


III-5.  Other Committees of the Board of Directors.

                  The Board of Directors may from time to time designate other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board.

III-6.  Conduct of Business.

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise determined by the Board or as provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; unless otherwise specified in these By-Laws or resolution of the Board of Directors, a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.


                             ARTICLE IV. - OFFICERS

IV-1.   Generally.

                  The officers of the Corporation shall be elected by the Board of Directors, which shall make such elections annually, at its first meeting after every annual meeting of stockholders. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be either elected by the Board of Directors, as aforesaid. The President may appoint persons to such offices and at such times as the President deems necessary or appropriate for the proper conduct of the business of the Corporation; provided however, that nor such appointment shall be made to the positions of Chairman of the Board, President, Vice President, Secretary, Treasurer, Controller or any office senior to any of the foregoing offices. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may designate an officer to serve as the Corporation's Chief Executive Officer and may designate another officer to serve as the Corporation's Chief Operating Officer. Any number of offices may be held by the same person.
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IV-2.   The Chairman of the Board.

                  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the absence of the President, or in the event of the President's inability or refusal to act, the Chairman of the Board shall perform the duties and exercise the powers of the President until such vacancy shall be filled in the manner prescribed by these Bylaws or by law. The Chairman of the Board shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

IV-4.   President.

                  The President, subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall perform all duties and have all powers which are customarily incident to the office of President and such other powers as may be specifically delegated to him by the Board of Directors.

IV-5.   Vice Presidents.

                  Each Vice President shall have such powers and duties as may be delegated to him by the Chairman of the Board or by the President.

IV-6.   Treasurer.

                  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Chairman of the Board or the President may from time to time prescribe.

IV-7.   Secretary.

                  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Chairman of the Board or the President may from time to time prescribe.

IV-8.   Delegation of Authority.

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

IV-9.   Removal.

                  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
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                                ARTICLE V. STOCK

V-1.    Certificates of Stock.

                  Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be facsimile.

V-2.    Transfers of Stock.

                  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

V-3.    Record Date.

                  The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other actions hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

 V-4    Lost, Stolen or Destroyed Certificates.

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place, or uncertificated shares may be issued in lieu thereof, pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.



V-5.    Regulations.

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI - NOTICES

VI-1    Notices.
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                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director or officer, shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or, in the case of notices to directors or officers, by facsimile or e-mail transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known postal or e-mail address (or facsimile number) as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram, mailgram, e-mail or facsimile, shall be the time of the giving of the notice.

VI-2.   Waivers.

                  A written waiver of any notice, signed by a stockholder, director or officer, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director or office. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                          ARTICLE VII - MISCELLANEOUS

VII-1.  Facsimile Signatures.

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

VII-2.  Corporate Seal.

                  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

VII-3.  Reliance upon Books, Reports and Records.

                  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters he or she reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

VII-4.  Fiscal Year.

                  The fiscal year of the Corporation shall be the calendar year or as otherwise fixed by the Board of Directors.
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VII-5.  Time Periods.

                  In applying any provision of these By-Laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                  ARTICLE VIII - INDEMNIFICATION AND INSURANCE

                  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

                  If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claims. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Delaware General Corporation Law, nor an actual determination by the Corporation
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(including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct. The rights conferred by this Article shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                            ARTICLE IX - AMENDMENTS

                  These By-Laws shall be subject to alteration, amendment or repeal, and new ByLaws not inconsistent with any provision of the Certificate of Incorporation or of applicable law may be made, either (a) by action of the stockholders of the Corporation at any annual or special meeting of the stockholders, provided that notice of such proposed action shall have been given in the call for the meeting, or (b) by action of the Board of Directors.